EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-208175 and 333-211097 on Form S-3 and Form S-8, respectively, of our report dated March 17, 2016, relating to the 2015 and 2014 consolidated financial statements and financial statement schedule of GAIN Capital Holdings, Inc. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

New York, NY
March 15, 2017